Exhibit 10.7

ACKNOWLEDGEMENT

Export Development Canada (“EDC”)

150 Slater, Ottawa, ON K1A 1K3

Canada

Institution:	Comerica Bank	Obligor (Exporter):	Manitex Liftking, ULC
Address:	200 Bay Street, Suite 2210
Toronto ON M51212

Re:   EDC Guarantee(s)/Suretyship(s)

EDC may guarantee, in accordance with the terms of one or more EDC guarantee(s)/suretyship(s) (each an “EDC Guarantee/Suretyship”, collectively “EDC Guarantees/Suretyships”), payment to the Institution of the amounts which the “Obligor” fails to pay pursuant to one or more agreements with the Institution, (each a “Transaction Agreement”, collectively “Transaction Agreements”). The Obligor hereby:

(a)

Corruption: declares that, with respect to the business supported by the Transaction Agreements: (i) it has not been and will not knowingly be party to any action which is prohibited by any applicable criminal law dealing with the bribery of foreign public officials, including Canada’s Corruption of Foreign Public Officials Act, which makes it illegal for persons to, directly or indirectly, give, offer, or agree to offer a loan, reward, advantage or benefit of any kind to a foreign public official in order to obtain or retain an advantage in the course of business; (ii) neither it, nor to the best of its knowledge, anyone acting on its behalf, is currently under charge in a court, or within the last five years, has been convicted in a court for violation of laws against the bribery of foreign public officials of any country; and (iii) it agrees to disclose to EDC, upon demand, the identity of persons acting on its behalf and the amount and purpose of commissions and fees paid, or agreed to be paid, to such persons;

(b)	Environment: represents that it is in material compliance with all applicable environmental laws;

(c)

Subrogation: (i) confirms that it is aware of, and consents to, one or more EDC Guarantee/Suretyship being granted to the Institution; (ii) acknowledges that it and any guarantor/surety of the obligations under the Transaction Agreement may become liable to EDC, either by way of subrogation of EDC to the rights of the Institution or by way of assignment to EDC thereof; and (iii) agrees to execute and deliver such documents and do such things as may be necessary or desirable for EDC to benefit from such subrogation and assignment;

(d)

Disclosure: agrees (i) that any obligation of EDC to maintain confidentiality shall be subject to the requirements of applicable law, regulation or legal process and Canada’s and/or EDC’s international commitments; (ii) to EDC’s disclosure, following the signing of a Transaction Agreement of the following information: its name, the name of the Institution; the EDC financial service provided and date of the related agreement; a general description of the commercial transaction/project (including country); the amount of EDC support in an approximate dollar range; (iii) to the Institution’s disclosure to EDC of any information of the Obligor, confidential or otherwise, including, without limitation, credit information, financial statements (audited and unaudited), payment history, business plans, business history and business organization; and (iv) to EDC’s disclosure to the Institution of the existence of any EDC policy or program under which the Obligor has coverage; and

(e)

Independent Legal Advice: understands the nature and effect of, and agrees to be bound by, the terms of this Acknowledgement as set forth above, and either has obtained independent legal advice in relation to this Acknowledgement or hereby waives such right.

This Acknowledgement may be executed in any number of counterparts, and all the counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF the undersigned has signed and delivered this Acknowledgement.

Obligor (Exporter) Signature:   /s/ David H. Gransee                                    Date:       January 31, 2013

Name (Print):   David H. Gransee                 Title (Print):   VP & CFO

I have the authority to bind the Obligor.

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